Exhibit 1

MERUELO MADDUX PROPERTIES, INC.

Shares of Common Stock

UNDERWRITING AGREEMENT

January     , 2007

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

UBS SECURITIES LLC

as Representatives of the several Underwriters

c/o Friedman, Billings, Ramsey & Co., Inc.

1001 19th Street North

Arlington, Virginia 22209

Dear Sirs:

Meruelo Maddux Properties, Inc., a Delaware corporation (the “Company”), and Meruelo Maddux Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Friedman, Billings, Ramsey & Co., Inc. (“FBR”), UBS Securities LLC (“UBS”) are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company of                      shares (the “Initial Shares”) of Common Stock, par value $0.01 per share, of the Company (“Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters on Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of                      additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company to the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock set forth opposite the names of each of the Underwriters listed on Schedule I hereto. The Initial Shares and all or any part of the Option Shares are hereinafter called, collectively, the “Shares.”

On or prior to the Closing Time (as defined below), the Company will complete a series of transactions (the “Formation Transactions”) described in the Prospectus (as defined below) and the Disclosure Package (as defined below) under the captions “Summary – Our Formation Transactions” and “Certain Relationships and Related Transactions.” As part of the Formation Transactions, (i) certain corporations that collectively own four projects will merge with and into separate limited liability company subsidiaries of the Company, with the limited liability companies surviving as separate subsidiaries, in exchange for shares of Common Stock to the former stockholder of the corporations, and the Company will subsequently contribute such subsidiaries to the Operating Partnership in exchange for common units, (ii) the members and stockholders of limited liability companies and a corporation collectively owning, leasing or holding rights to acquire interests in 49 projects and a commercial construction business, will contribute their limited liability company interests and stock to the Company in exchange for shares of Common Stock and cash representing tax coverage payments, and the Company will subsequently contribute the limited liability company interests and stock to the Operating Partnership in exchange for common units, (iii) the Company will assume a $700,000 loan owed to the Company’s predecessor business by one such member or stockholder (which loan assumption shall reduce the number of shares of Common Stock that would otherwise have been issuable to such member or stockholder) and (iv) the Company will contribute the net proceeds from the public offering of the Shares to the Operating Partnership in exchange for partnership units in the Operating Partnership.

At or prior to the Closing Time, the Company will complete the sale of                      shares of Common Stock (the “Meruelo Shares”) to Richard Mereulo, the Company’s Chairman and Chief Executive Officer at a purchase price of $             per share, as described in both the Prospectus and the Disclosure Package.

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-137457), including a related preliminary prospectus, for the registration of the Shares and the Meruelo Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended), and including all information deemed to be a part of the registration statement pursuant to Rule 430A of the Securities Act Regulations (“Rule 430 Information”), incorporated by reference or otherwise, is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. Any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, including all information incorporated by reference in either such prospectus, is hereinafter called the “Preliminary Prospectus.” The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto including all information incorporated by reference therein.

The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (No. 001-33262) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Stock.

The term “Disclosure Package” means (i) the Preliminary Prospectus, dated January 2, 2007 (which is the most recent Preliminary Prospectus distributed to investors generally prior to the Initial Sale Time), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified on Schedule III hereto, (iii) the Free Writing Prospectuses (as defined below), if any, identified on Schedule IV hereto, (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package, and (v) a schedule indicating the number of Shares being sold and the price at which the Shares will be sold, identified in Schedule V hereto.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any “free writing prospectus”, as defined in Rule 405 of the Securities Act Regulations.

The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of a Free Writing Prospectus that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Securities Act Regulations, except for the Issuer Free Writing Prospectuses identified on Schedule III hereto, and each “road show” (as defined in Rule 433 under the Securities Act) related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, an “Electronic Road Show”).

The Company, the Operating Partnership and the Underwriters agree as follows:

1. Sale and Purchase:

(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $            , the Company agrees to sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the number of Initial Shares set forth on Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in Section 1(a) hereof, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, the Company will sell the number of Option Shares specified in such notice, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth on Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

2. Payment and Delivery:

(a) Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Time with respect thereto at the office of FBR, 1001 N. Nineteenth Street, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Company). The time and date at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time.”

(b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to each Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing.

3. Representations and Warranties of the Company and the Operating Partnership:

The Company and the Operating Partnership, jointly and severally, represent and warrant to each of the Underwriters that:

(a) As of the date of this Agreement, the Company’s predecessor entities (collectively, the “Company’s Predecessors”) have a capitalization as set forth in both the Prospectus and the Disclosure Package under the heading “Capitalization;” the Company will have, as of the Closing Time, an authorized, issued and outstanding capitalization as set forth in the Prospectus under the heading “Capitalization;” the issued and outstanding shares of capital stock in the Company and the issued and outstanding shares of capital stock, limited liability company interests and partnership interests in each other entity in which the Company holds, directly or indirectly, any interest, all of which entities and interests are listed on Schedule II hereto (each of such entities listed on Schedule II hereto, including the Operating Partnership, a “Subsidiary”), have been duly authorized and validly issued and are fully paid and non-assessable, free and clear of all security interests, claims, equities, liens or encumbrances other than security interests, claims, equities, liens or encumbrances related to mortgage debt on the real property owned by such Subsidiary or that certain credit facility provided by the State of California Public Employees’ Retirement System described in both the Prospectus and the Disclosure Package; all of the outstanding shares of capital stock, limited liability company interests and partnership interests of the Subsidiaries, are, or will be upon the closing of the Formation Transactions, directly or indirectly owned of record and beneficially by the Company; except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of, or partnership interest or equity interest in, the Company or any such Subsidiary, (ii) warrants, rights (preemptive or otherwise) or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock, partnership interest or equity interest or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, partnership interest or equity interest, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; the descriptions of the Company’s 2007 Equity Incentive Plan, and the options, awards or other rights granted thereunder, set forth in both the Prospectus and the Disclosure Package, accurately and fairly present the information required to be disclosed with respect to such plans, arrangements, options and rights;

(b) each of the Company and the Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited liability company or general or limited partnership in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate, limited liability company or partnership power and authority, as applicable, to own its respective assets and properties and to conduct its respective businesses as described in each of the Registration Statement, the Prospectus and the Disclosure Package and, in the case of the Company and the Operating Partnership, to execute and deliver this Agreement and the Formation Transaction Agreements (as defined below) to which it is a party and to consummate the transactions contemplated herein and therein, and, in the case of the Company, as general partner of the Operating Partnership, to cause the Operating Partnership to execute and deliver this Agreement and to perform its obligations under this Agreement and under each of the Formation Transaction Agreements to which it is a party and to consummate the transactions contemplated herein and therein; the Company is the sole general partner of the Operating Partnership and, as of the Closing Time, the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in both the Prospectus and the Disclosure Package; provided, that to the extent any portion of the Option Shares are sold, the percentage interest of the Company and of such limited partners will be adjusted accordingly; as used in this Agreement, the term “Formation Transaction Agreements” means, collectively, (i) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), filed as Exhibit 10.1 to the Registration Statement, (ii) that certain Contribution Agreement, dated September 19, 2006, by and among the Company, the Operating Partnership, and the various contributing entities named therein providing for the contribution by such contributing entities of limited liability company interests and stock to the Company in exchange for shares of Common Stock, filed as Exhibit 10.12 to the Registration Statement, as amended by the First Amendment to Contribution Agreement, dated December 29, 2006, filed as Exhibit 10.18 to the Registration Statement (as amended, the “Contribution Agreement”), (iii) those certain Merger Agreements, each dated September 19, 2006, as amended, by and among the Company and the various merging entities named therein providing for the merger of such entities with and into separate limited liability company subsidiaries of the Company, in exchange for shares of Common Stock, filed as Exhibits 10.13, 10.14 and 10.19 to the Registration Statement, (iv) those certain Employment Agreements between the Company and the Operating Partnership, on the one hand, and each of Richard Meruelo, John Charles Maddux, Lynn Beckemeyer, Fred Skaggs, Ted McGonagle, Todd Nielsen and Miguel Enrique Echemendia, on the other hand, filed as Exhibits 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11 to the Registration Statement (the “Employment Agreements”), and (iv) those certain Noncompetition Agreements between the Company and the Operating Partnership, on the one hand, and each of Richard Meruelo and John Charles Maddux, on the other hand, the form of which is filed as Exhibit 10.17 to the Registration Statement (the “Non-competition Agreements”);

(c)(i) the units of limited partnership interests in the Operating Partnership (the “OP Units”) to be issued in connection with the Formation Transactions have been duly authorized for issuance by the Operating Partnership to the prospective holders thereof, and at the Closing Time will be validly issued and fully paid; the issuance of the OP Units in the Formation Transactions will be exempt from registration or qualification under the Securities Act and applicable state securities laws; none of the OP Units to be issued in the Formation Transactions will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership; except as described in the Prospectus and the Disclosure Package, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or other securities of the Operating Partnership or in any other Subsidiary;

(ii) the shares of Common Stock to be issued in connection with the Formation Transactions have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by Formation Transaction Agreements, will be validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws, free and clear of any pledge, lien, encumbrance, security interest or other claim created by the Company or any of the Subsidiaries, and the issuance and sale of such shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise subject to;

(d) the Company and each of the Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or otherwise maintain an office and in which the failure, individually or in the aggregate, to be so qualified could (i) have a material adverse effect on the assets, business, results of operation, stockholders’ equity, earnings, prospects, properties or condition (financial or otherwise), of the Company and the Subsidiaries taken as a whole, (ii) prevent the Shares from being accepted for listing on, or result in the delisting of Shares from, the Nasdaq Global Market, or (iii) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Formation Transactions (the occurrence of any such effect or change, or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being hereinafter referred to as a “Material Adverse Effect” or “Material Adverse Change”); except as disclosed in both the Prospectus and the Disclosure Package or in connection with the indebtedness described therein, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends or from making any other distribution with respect to such Subsidiary’s capital stock, partnership interests or equity interests or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed both in the Prospectus and the Disclosure Package, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, limited liability company, joint venture or other association;

(e) the Company has delivered to the Representatives two complete conformed copies of the Registration Statement (without exhibits) and of each consent and certificate of experts, if any, filed as a part thereof;

(f) other than an Electronic Roadshow, the Company has not distributed and will not distribute, prior to the later of the last Option Closing Time or the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Disclosure Package, the Prospectus and the Registration Statement; in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act;

(g) the Company and each of the Subsidiaries are in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(h) neither the Company nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (A) its respective organizational documents, or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except, in the case of clause (B) only, for such breaches or defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i) the execution, delivery and performance of this Agreement and the Formation Transaction Agreements by the Company and the Operating Partnership, to the extent a party thereto, and consummation of the transactions contemplated herein and therein will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Certificate of Incorporation, as amended, or Bylaws of the Company, any provision of the Certificate of Limited Partnership of the Operating Partnership or the Partnership Agreement, or any provision of any of the organizational documents of any Subsidiary, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of clause (ii) or (iii) for such conflicts breaches or defaults which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; or (B) result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary;

(j) the Company has the corporate power to issue, sell and deliver the Shares as provided herein; this Agreement and the Formation Transaction Agreements to which the Company is a party have been duly authorized, executed and delivered by the Company and each such agreement is a legal, valid and binding agreement of the Company enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(k) this Agreement and each of the Formation Transaction Agreements to which the Operating Partnership is a party have been duly authorized, executed and delivered by the Operating Partnership and each such agreement constitutes the valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; the Formation Transaction Agreements and all other instruments, documents and agreements to be delivered pursuant thereto are sufficient to effect the transfer to the Company or Operating Partnership of all direct or indirect interests in the properties and other assets specified therein and as described in both the Prospectus and the Disclosure Package upon payment of the consideration therefor as set forth therein;

(l) no approval, authorization, consent or order of or registration or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s or the Operating Partnership’s execution, delivery and performance of this Agreement or any of the Formation Transaction Agreements to which it is a party, its consummation of the transactions contemplated herein or therein, including the sale and delivery of the Shares and the consummation of the Formation Transactions, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq Global Market, (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (D) filings to perfect the transfers contemplated by the Formation Transaction Agreements, including without limitation the filing of deeds, UCC financing statements, certificates of merger and amendments to partnership and limited liability company organizational documents, all of which will have been made as of the Closing Time and (E) such as has been obtained under the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”);

(m) the Company and each of the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in both the Prospectus and the Disclosure Package, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as set forth in both the Prospectus and the Disclosure Package, neither the Company nor any of the Subsidiaries is required by any applicable law to obtain any material accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in both the Prospectus and the Disclosure Package; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change; and no such license, permit, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement, the Prospectus and the Disclosure Package;

(n) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and, to the knowledge of the Company, the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(o) the Company was not at the time of the initial filing of the Registration Statement an “ineligible issuer” (as defined in Rule 405 of the Securities Act Regulations);

(p) the Preliminary Prospectus when filed, and the Registration Statement as of its effective date and as of the date hereof, complied, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(q) the Registration Statement, as of its effective date and as of the date hereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus did not and does not, as of its filing date and the Initial Sale Time, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the Initial Sale Time and at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(b)(i) hereof);

(r) as of 5:00 pm (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not, and at the time of the Initial Sale Time and at the Closing Time and each Option Closing Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus (when considered together with the Disclosure Package) did not, and at the time of each sale of Shares and at the Closing Time and each Option Closing Time, each such Issuer Free Writing Prospectus (when considered together with the Disclosure Package) will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(b)(i) hereof);

(s) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(b)(i) hereof);

(t) the Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations and the Company has retained in accordance with the Securities Act and the Securities Act Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(u) except for the Issuer Free Writing Prospectuses identified on Schedule III hereto, and any Electronic Road Show, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus; the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in 433 under the Securities Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Securities Act Regulations, causes the Company not to be required, pursuant to Rule 433(d) under the Securities Act Regulations, to file with the Commission any Electronic Road Show;

(v) the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Shares contemplated herein have been and will be identical in all material respects to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(w) the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus; and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range;

(x) except as described in both the Prospectus and the Disclosure Package, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company and the Operating Partnership, threatened (i) against the Company or any Subsidiary, (ii) against any of their respective officers, directors, partners or managers, or (iii) to which the properties, assets or rights of any such person or entity are subject, in any case at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary and (B) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;

(y) the consolidated financial statements, including the notes thereto, included in each of the Registration Statement, the Prospectus and the Disclosure Package present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in both the Prospectus and the Disclosure Package under the captions “Summary – Summary Historical Financial and Other Data” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement, the Prospectus and the Disclosure Package; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the Disclosure Package; the unaudited pro forma financial information (including the related notes) included in each of the Registration Statement, the Prospectus and the Disclosure Package complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; the related pro forma adjustments give appropriate effect to those assumptions; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Registration Statement, the Prospectus or the Disclosure Package; and all disclosures contained in the Registration Statement, the Prospectus or the Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(z)(i) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and its consolidated subsidiaries are filed with the Commission as part of the Registration Statement, the Prospectus and the Disclosure Package or are incorporated by reference therein, is, and was during the periods covered by its reports, independent public accountants as required by the Securities Act and the Securities Act Regulations and are registered with the Public Company Accounting Oversight Board; and (ii) to the knowledge of the Company and the Operating Partnership, Ernst & Young LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) with respect to the Company and its consolidated subsidiaries;

(aa) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Operating Partnership and each of the other Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors;

(bb) the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, including, without limitation, Section 402(a) (“Prohibition on Personal Loans to Executives”); except as disclosed in both the Prospectus and the Disclosure Package, neither the Company, the Subsidiaries nor, to the knowledge of the Company, any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, at the Closing Time and any Option Closing Time will be, in material violation of the then applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder;

(cc) subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated in such documents, there has not been (A) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries or as to which it is probable that the Company or any of the Subsidiaries will enter into, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (E) any change in the capital stock of the Company, or (F) except in the ordinary course of business, any change in the indebtedness of the Company or any Subsidiary;

(dd) the Shares and the OP Units conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package;

(ee) except as described in both the Prospectus and the Disclosure Package, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act; no person has a right of participation or first refusal with respect to the sale of the Shares or the Meruelo Shares by the Company or the issuance of OP Units by the Operating Partnership;

(ff) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise subject to;

(gg) the Shares have been approved for quotation on the Nasdaq Global Market, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the Nasdaq Global Market shall have approved the Shares for inclusion, it will be in compliance with all applicable corporate governance requirements set forth in the NASD’s Nasdaq Global Marketplace Rules that are then in effect and is taking such steps as are necessary to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the NASD’s Nasdaq Global Marketplace Rules standards not currently in effect upon the effectiveness of such requirements;

(hh) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, partners, members, managers, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ii) neither the Company nor, to the knowledge of the Company, any of its affiliates (including, but not limited to, its officers, directors and 5% stockholders) (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the Exchange Act Regulations, (ii) directly, or indirectly through one or more intermediaries, controls or has any other association or affiliation with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member of the NASD, or (iii) is a member of the NASD;

(jj) the Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(kk) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

(ll) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the Nasdaq Global Market;

(mm) upon consummation of the Formation Transactions (and, in the case of projects that will remain subject to purchase rights upon completion of the Formation Transactions as disclosed in both the Prospectus and the Disclosure Package, upon consummation of the exercise of such purchase rights), the Company or a Subsidiary, as the case may be, will have good and marketable title in fee simple to all real property and all improvements thereon and good title to all personal property described in both the Prospectus and the Disclosure Package as being owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except as otherwise disclosed in the Prospectus and the Disclosure Package or as an exception to the preliminary title insurance reports (the “Title Reports”) furnished by the Company to counsel for the Underwriters or such as may relate to the financing transactions disclosed in both the Prospectus and the Disclosure Package or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or the particular Subsidiary; upon consummation of the Formation Transactions, any real property, buildings, improvements, equipment and personal property disclosed in both the Prospectus and the Disclosure Package as held under lease by the Company or any Subsidiary will be held under valid, existing and enforceable leases, with such exceptions as are disclosed in both the Prospectus and the Disclosure Package or are not material and do not interfere with the use made or proposed to be made of such property, buildings, improvements, equipment and personal property by the Company or such Subsidiary; the Company or a Subsidiary has obtained, or will obtain at the closing in connection with its acquisition of such real property, an owner’s title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned by the Company or any Subsidiary, that insures the Company’s or the Subsidiary’s fee interest in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located, or a lender’s title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a Subsidiary and secured by the real property; except as disclosed in the Prospectus and the Disclosure Package, there are no matters disclosed on the Title Reports that would reasonably be expected to materially and adversely affect or interfere with the use made or proposed to be made of such property by the Company or a particular Subsidiary;

(nn) the descriptions in the Registration Statement, the Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Prospectus and the Disclosure Package or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in both the Prospectus and the Disclosure Package are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except to the extent any rights of indemnity and contribution may be limited by federal and state securities laws or the public policy underlying such laws; neither the Company nor the Operating Partnership is in breach or default under any such agreements, and, to the Company’s and the Operating Partnership’s knowledge, no other party thereto is in breach or default under any such agreements, except for such breaches and defaults, individually or in the aggregate, as could not reasonably be expected to have a Material Adverse Effect;

(oo) the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in both the Prospectus and the Disclosure Package, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(pp) the Company and each of the Subsidiaries (A) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (B) are not aware of (i) any significant deficiency or material weakness in the design or operation of its internal accounting controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Board of Directors, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal accounting controls;

(qq) each of the Company, the Company’s Predecessors and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested and been granted extensions thereof, and have paid all taxes shown as due thereon, and if due and payable any related or similar assessment, fine or penalty levied against the Company, the Company’s Predecessors or any of the Subsidiaries; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities and, since the date of the most recent audited financial statements, neither the Company nor any Subsidiary has incurred any liability for taxes other than in the ordinary course of its business; and there is no tax lien, whether imposed by any federal, state, local, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary (other than with respect to ad valorem taxes that are not yet due and payable);

(rr) the corporations that will merge with and into separate limited liability company subsidiaries of the Company as a result of the consummation of the Formation Transactions will do so in transactions qualifying as reorganizations under Section 368 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”);

(ss) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) covering their respective properties, operations, personnel and business as the Company deems adequate (excluding earthquake, flood and terrorism insurance); such insurance insures against such losses and risks to an extent which is commercially reasonable; all such insurance is in full force and effect; the Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not be reasonably expected, either individually in the aggregate, to result in a Material Adverse Change; there are no claims by the Company or any Subsidiary under any such insurance policy as to which any insurance company is denying liability or defending under a reservation of rights claim that could reasonably be expected to have a, individually or in the aggregate, Material Adverse Effect;

(tt) the Company and each of the Subsidiaries are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to any “pension plan”, (ii) Section 412 or any of Sections 4971 through 4980G of the Code or (iii) Section 409, 501 or 502 of ERISA; and each “pension plan” for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(uu) neither the Company nor any of the Subsidiaries nor any officer, director, partner or member purporting to act on behalf of the Company or any of the Subsidiaries has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries, or (iv) made any other unlawful payment;

(vv) except as otherwise disclosed in both the Prospectus and the Disclosure Package, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any of the Subsidiaries or any of the members of the families of any of them;

(ww) all securities (including, without limitation, the Meruelo Shares) issued by the Company or any of the Subsidiaries have been or will be issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the Nasdaq Global Market;

(xx)(A) except as described in both the Prospectus and the Disclosure Package, neither the Company, the Operating Partnership nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any real property owned in fee simple or leased by the Company, the Operating Partnership or the Subsidiaries as of the date of this Agreement (collectively, for purposes of this subsection only, the “Properties”) or any part thereof which could reasonably be expected to have a Material Adverse Effect; the Company has fairly summarized in both the Prospectus and the Disclosure Package all material options and rights of first refusal to purchase all or part of any Property or any interest therein; (B) except as described in both the Prospectus and the Disclosure Package, to the knowledge of the Company, each of the Properties complies with all applicable zoning laws, ordinances and regulations or, if and to the extent there is a failure to comply, such failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (C) except as described in both the Prospectus and the Disclosure Package, neither the Company, the Operating Partnership nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither the Company, the Operating Partnership nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which in each case if consummated could reasonably be expected to have a Material Adverse Effect; (D) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Operating Partnership or any of the other Subsidiaries that are required to be described in the Prospectus (or, the most recent Preliminary Prospectus) are disclosed therein; (E) except as described in both the Prospectus and the Disclosure Package, to the knowledge of the Company, no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that could not individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (F) except as described in both the Prospectus and the Disclosure Package, no tenant under any lease pursuant to which the Operating Partnership or any of the other Subsidiaries leases the Properties has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part; (G) true, correct and complete copies of the leases, exhibits, schedules or other documents that comprise the leases described under the caption “Our Business and Project—Tenants” in the Prospectus where the tenant has been specifically identified (the “Major Leases”) have been provided to the Underwriters’ counsel; and (H) except as described under the caption “Business and Properties” in the Prospectus, there are no other material agreements between the Company, the Operating Partnership or any other Subsidiary and a tenant under a Major Lease relating to any of the Properties;

(yy) except as (A) described in both the Prospectus and the Disclosure Package, (B) disclosed in any tenant estoppel certificates delivered by the Company to the Underwriters’ counsel or (C) would not reasonably be expected to materially and adversely affect or interfere with the use made or proposed to be made of such property by the Company or a particular Subsidiary: (i) to the extent the Company intends to utilize any proceeds from the offering and sale of the Shares to pay any brokerage fees, commissions or any similar payments that are owed or payable by the lessor under any of the Major Leases to any third party in connection with the existence or execution thereof, or in connection with any renewal, expansion or extension of any Major Leases which has occurred prior to, or may occur after, Closing Date, such fees, commissions and payments will be reserved by the Company and will be specifically reflected in the pro forma financial statements included in the Prospectus; (ii) to the knowledge of the Company and the Operating Partnership, all of the Major Leases, and, all guaranties related thereto, if any, are in full force and effect; (iii) no rentals or other amounts due under the Major Leases have been paid more than one (1) month in advance; (iv) no tenant has asserted in writing any defense or set-off against the payment of rent (nor does the Company have any knowledge of the existence of any claim, which could create such a defense or set- off right) in connection with the Major Leases nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other material amounts payable under its Major Leases; (v) to the knowledge of the Company and the Operating Partnership, all tenants, licensees, franchisees or other parties under the Major Leases are in possession of their respective premises; (vi) to the knowledge of the Company and the Operating Partnership, none of the Major Leases has been assigned by the Company, the Operating Partnership or a Subsidiary, except as collateral security for loans disclosed in both the Prospectus and the Disclosure Package; (vii) neither the Company or any Subsidiary has waived in writing any material provision under any Major Lease; (viii) to the knowledge of the Company and the Operating Partnership, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Major Leases; and (ix) to the knowledge of the Company and the Operating Partnership, the landlord under each Material Lease has performed all of its material obligations thereunder.

(zz) except as otherwise disclosed in the Prospectus and the Disclosure Package or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the Operating Partnership, the Company, any of the Subsidiaries nor, to the knowledge of the Operating Partnership and the Company, any other party, including, but not limited to, the Company’s Predecessors, has at any time, used, handled, stored, treated, transported, manufactured, spilled, leaked, released, discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company or any of the Subsidiaries, or upon consummation of the Formation Transactions to be leased or owned or by any means to be controlled by the Company or any of the Subsidiaries, including, but not limited to, any real property underlying any loan held by the Company or the Subsidiaries or any real property currently under contract or option for acquisition by the Company or any of the Subsidiaries (collectively, the “Real Property”), other than by any such action taken in compliance with all applicable Environmental Laws (as defined below); (ii) the Operating Partnership and the Company do not intend to use and have not used the Real Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, releasing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken as part of the ordinary course of a trade business conducted at the Real Property by the Operating Partnership, the Company, any of the Subsidiaries or any other party with a possessory right thereto and in any event in compliance with all applicable Environmental Laws; (iii) none of the Operating Partnership, the Company, nor any of the other Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, dumping or contamination of Hazardous Materials at the Real Property, including but not limited to the land or into waters on, beneath or adjacent to the Real Property, or onto lands or waters from which Hazardous Materials might migrate, seep, flow or drain to the Real Property; (iv) none of the Operating Partnership, the Company, nor any of the Subsidiaries has received any notice of, or has any knowledge of, any occurrence or circumstance which would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on, in, under or originating from any of the Real Property, including without limitation a claim under or pursuant to any Environmental Law; (v) to the Company’s and the Operating Partnership’s knowledge, the Real Property is not subject to any order or directive by any Governmental Authority concerning Hazardous Materials or included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute (as defined below) or issued by any other Governmental Authority (as defined below); (vi) in connection with the acquisition of the Real Property by the Company, the Operating Partnership or the Subsidiaries, commercially reasonable environmental due diligence has been or is being performed, including but not limited to the acquisition of a Phase I environmental site assessments or review of existing such assessments (and, if reasonably recommended by the Phase I consultant, acquisition of additional assessments, such as Phase II or equivalent study), and, to the extent it or the Operating Partnership became aware of (a) any condition that could reasonably be expected to result in liability associated with the presence or release of a Hazardous Material, or (b) any violation or potential violation of any Environmental Laws, the Company, the Operating Partnership or the Subsidiaries (as appropriate) have taken all commercially reasonable action in response thereto (with due consideration given to any redevelopment) and, in any event has complied with all orders or directives by any Governmental Authority concerning Hazardous Materials;

as used herein, “Hazardous Material” shall include, without limitation any flammable, ignitable, explosive, corrosive, toxic radioactive, medical, universal, infectious, commingled, hazardous substances, material or waste, or related materials, including but not limited to, asbestos, mold, radon, lead-based paint, petroleum or any hazardous substance, material or waste as defined or addressed by any federal, state or local environmental law, ordinance, rule, regulation or common law, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et seq. (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901, et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 1101, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq., , the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136, et seq., the Clean Air Act, 42 U.S.C.

Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. Sections 300f, et seq., and the Occupational Safety and Health Act, 29 U.S.C. Sections 651, et seq., as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (“Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”);

(aaa) to the Company’s knowledge, there are no costs or liabilities associated with the Real Property concerning Hazardous Materials or pursuant to any Environmental Law (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure of properties or compliance with any Environmental Law or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(bbb) none of the entities that prepared Phase I or other environmental due diligence or assessments with respect to the Real Property, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, trustee, officer, director or employee;

(ccc) except as set forth in the Registration Statement, the Prospectus and the Disclosure Package, the mortgages and deeds of trust encumbering the properties described in the Prospectus are not convertible and neither the Company or the Operating Partnership or any Subsidiary, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or the Operating Partnership or any Subsidiary; none of the Company or the Operating Partnership or any Subsidiary holds participating interests in such mortgages or deeds of trust;

(ddd) in the ordinary course of their business, the Company and each of the Subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company and the Subsidiaries have in good faith concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(eee) except as disclosed in the Prospectus and the Disclosure Package, neither the Company nor the Operating Partnership has incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the transactions herein contemplated;

(fff) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, members, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Prospectus and the Disclosure Package and which is not so described;

(ggg) neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares and the use of proceeds as described under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(hhh) there are no existing or, to the knowledge of the Company and the Operating Partnership threatened labor disputes with the employees of the Company or any of the Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iii) the statistical and market related data included in the Prospectus, the Disclosure Package and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(jjj) upon completion of the offering of the Initial Shares, the Company will be a holder of partnership units in the Operating Partnership representing a 99.6% limited partnership interest and a .01 % general partnership interest in the Operating Partnership and will be the sole general partner of the Operating Partnership, as subject to further adjustment, if any, for the issuance of the Option Shares;

(kkk) none of the Company nor any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of such entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA;

(lll) neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law;

(mmm) the operations of the Company and its Subsidiaries and, to the Company’s knowledge, its affiliates are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any such non-compliance as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it Subsidiaries, or, to the Company’s knowledge, any of its affiliates, with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(nnn) neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, partner or joint venturer or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC;

(ooo) the rent roll for the Real Property previously delivered by the Company to the Underwriters or their counsel is true and correct in all material respects as of September 30, 2006;

(ppp) all purchase and sale agreements (respecting pending acquisitions by the Company or a Subsidiary) delivered by the Company to the Underwriters or their counsel prior to the date of this Agreement in unexecuted form have been or prior to the Closing Time will be fully executed by all parties thereto; the Prospectus and the Disclosure Package each correctly states all purchase prices for any pending acquisitions of (or options to acquire) Real Property; and

(qqq) none of the Company or the Operating Partnership has sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act or the Securities Act Regulations.

4. Certain Covenants:

The Company and the Operating Partnership hereby agree with each Underwriter:

(a) to furnish such information as may be required and otherwise to cooperate with the Underwriters in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares);

(b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;

(c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time)) to the Underwriters on the second day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d) to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

(e) to furnish a copy of each proposed Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives (which consent may not be unreasonably withheld) prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified on Schedule III hereto;

(f) to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(g) to advise the Representatives orally immediately (and, if requested by the Representatives, promptly confirm such advice in writing), of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Exchange Act Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as reasonably practicable, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Exchange Act Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

(h) to furnish, upon request, to the Underwriters for a period of three years from the date of this Agreement (i) copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock and (ii) copies of all reports filed by the Company with the Commission, the NASD or any securities exchange;

(i)(i) to advise the Underwriters promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Shares (whether physically or in compliance with Rule 172 under the Securities Act Regulations or similar rule) is required to be delivered under the Securities Act Regulations in connection with sales by an Underwriter or dealer which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, (i) would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with the Securities Act and the Securities Act Regulations and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (whether physically or in compliance with Rule 172 under the Securities Act Regulations or similar rule) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package, as amended or supplemented, will comply with the Securities Act and the Securities Act Regulations;

(j) to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(k) prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (which consent may not be unreasonably withheld or delayed);

(l) upon request, to furnish promptly to each Representative two complete manually-signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

(m) to furnish to each Representative, not less than one business day before filing with the Commission subsequent to the effective date of the Registration Statement and during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations (whether physically or in compliance with Rule 172 under the Securities Act Regulations or similar rule), a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(n) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package and to file such reports with the Commission with respect to the sale of Shares and the application of the proceeds therefrom as may be required by Rule 463 of the Securities Act Regulations;

(o) to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than 45 days after the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

(p) to use its best efforts to maintain the quotation of the Shares on the Nasdaq Global Market and to file with the Nasdaq Global Market all documents and notices required by the Nasdaq Global Market of companies that have securities that are quoted on the Nasdaq Global Market;

(q) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(r) to refrain during a period of 360 days from the date of the Prospectus (the “Lock-up Period”), without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, establishing an open “put equivalent” position within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing (other than a registration statement on Form S-8 registering shares of Common Stock issuable under the Company’s 2007 Equity Incentive Plan), or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the shares of Common Stock to be issued in connection with the Formation Transactions, or (C) any shares of Common Stock, or other equity securities, including LTIP Units, issued by the Company under the Company’s 2007 Equity Incentive Plan that will not vest or become exercisable, as applicable, during the Lock-up Period. If (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension;

(s) not to, and to use its best efforts to cause its officers, directors, partners and affiliates not to, prior to termination of the underwriting syndicate contemplated by this Agreement, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) except for the purchase and sale of the shares disclosed in both the Prospectus and the Disclosure Package as being sold to Richard Meruelo or an entity he controls, sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(t) to cause each officer and director of the Company and such entities as set forth on Schedule VI hereto to furnish to the Representative, prior to the Initial Sale Time, a letter or letters substantially in the form of Exhibit A hereto;

(u) that the Company shall obtain Directors and Officers liability insurance in an amount deemed advisable by the Company in its reasonable discretion; and

(v) that the Company will comply with all of the provisions of any undertakings in the Registration Statement.

5. Payment of Expenses:

(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the blue sky filing fees), (iv) filing fees for review of the public offering of the Shares by the NASD (including the filing fees relating thereto), (v) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vi) the fees and expenses incurred in connection with the quotation of the Shares on the Nasdaq Global Market, (vii) making road show presentations with respect to the offering of the Shares, (viii) preparing and distributing up to 5 bound volumes of transaction documents for the Representatives and its legal counsel, (ix) all fees and expenses of the Company’s counsel, independent public accountants and other advisors, (x) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of DTC, (xi) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (xii) the performance of the Company’s other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for filing fees described above.

(b) The Company agrees to reimburse the Underwriters for their reasonable out-of-pocket expenses (not to exceed $300,000) in connection with the performance of their activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, the fees and expenses of the Underwriters’ outside legal counsel and any other advisors, accountants, appraisers, etc.

(c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

6. Conditions of the Underwriters’ Obligations:

(a) The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership hereunder on the date hereof, the Initial Sale Time, the Closing Time and any Option Closing Time, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable.

(b) The Company shall furnish to the Underwriters at the Closing Time and on each Option Closing Time an opinion of DLA Piper US LLP, counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Option Closing Time, as applicable, substantially to the effect as set forth on Exhibit B.

(c) The Representatives shall have received from Ernst & Young LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Option Closing Time, as the case may be, addressed to the Representatives, in form and substance satisfactory to the Representatives, relating to the financial statements, including any pro forma financial statements, of the Company and the Subsidiaries included in this Registration Statement, the Prospectus and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time and each Option Closing Time shall use a “cut-off” date referred to therein for the carrying out of procedures no more than three business days prior to such Closing Time or such Option Closing Time, as the case may be.

In the event that the letters referred to above set forth any decreases in total assets or retained earnings or increases in borrowings, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.

(d) The Representatives shall have received at the Closing Time and on each Option Closing Time the favorable opinion of Manatt, Phelps & Phillips, LLP, dated the Closing Time or such Option Closing Time, addressed to the Representatives and in form and substance satisfactory to the Representatives.

(e) The Registration Statement and the Exchange Act Registration Statement shall have become effective under the Securities Act or the Exchange Act, as the case may be, not later than 5:00 p.m., New York City time, on the date of this Agreement or such later date and time as the Representative shall approve.

(f) No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing.

(g) Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Prospectus or any document in the Disclosure Package shall have been issued or in effect, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(i) Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time (i) there shall not have been any Material Adverse Change or event or occurrence which could reasonably be expected to result in Material Adverse Change, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Representatives’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(j) The Shares shall have been approved for quotation on the Nasdaq Global Market.

(k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l) The Representatives shall have received lock-up agreements from each officer and director of the Company and such entities as set forth on Schedule VI hereto, in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

(m) The Company will, at the Closing Time and on each Option Closing Time, deliver to the Underwriters a certificate of its Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer, on behalf of the Company and the Operating Partnership, to the effect that:

(i) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to Closing Time or any Option Closing Time, as applicable;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act;

(iii) the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and that when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the Registration Statement and the Prospectus and the Preliminary Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and any amendments thereto, did not, as of their effective time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Disclosure Package, and any amendments or supplements thereto, as of the Initial Sale Time, and the Prospectus, and any amendments or supplements thereto, will not as of their filing date and as of the Closing Time or any Option Closing Time include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus or the Disclosure Package which has not been so set forth; and

(iv) subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the capital stock, limited liability company membership interests or units of limited partnership interest of any Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained which has a Material Adverse Effect;

(n) All delinquent real property taxes and assessments encumbering the Real Property as of the Closing Time shall have been paid, including without limitation any accrued interest and penalties;

(o) All closing requirements set forth in Schedule VII and Schedule VIII hereto shall have been satisfied by the Company in a manner acceptable to the Underwriters;

(p) The Formation Transactions shall have been, or will be concurrently, consummated;

(q) The closing of the sale of the Meruelo Shares shall occur concurrently with the closing described herein; and

(r) The Company and the Operating Partnership shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company and the Operating Partnership contained herein, and the performance by the Company and the Operating Partnership of their respective covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Option Closing Time, as the Representatives may reasonably request.

7. Termination:

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Option Closing Time, as applicable, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, the effect of which change or development is in the sole judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Prospectus and the Disclosure Package or (iii) if there has occurred any outbreak or escalation of hostilities, acts of terrorism or other national or international calamity or crisis or change in economic, political, financial or other conditions the effect of which on the United States or international financial markets is such as to make it, in the sole judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Prospectus and the Disclosure Package, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the Nasdaq Global Market, or if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by either such exchange or by order of the Commission or any other governmental authority, or (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the sole judgment of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vi) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the sole judgment of the Representatives, could reasonably be expected to have a material adverse effect on the securities markets in the United States, or (viii) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the sole judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company and the Operating Partnership regardless of whether or not such loss shall have been insured.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified by the Representatives promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any non-defaulting party to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement, the Prospectus, the Disclosure Package and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9. Indemnity and Contribution by the Company, the Operating Partnership and the Underwriters:

(a)(i) The Company and the Operating Partnership, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective directors, officers, employees and agents of each Underwriter, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company or the Operating Partnership contained herein, (B) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of the Shares being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or otherwise retain, or the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (D) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (E) any omission or alleged omission from any such Issuer Free Writing Prospectus or Prospectus necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except in the case of (B), (C), (D) and (E) above insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement, Prospectus or Issuer Free Writing Prospectus. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company or the Operating Partnership may otherwise have.

(ii) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or the Operating Partnership pursuant to subsection (a)(i) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company or the Operating Partnership of any obligation hereunder, except to the extent that its ability to defend is actually and materially impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters and controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

(b)(i) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Operating Partnership, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Operating Partnership or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or otherwise retain, or the Prospectus, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from any such Issuer Free Writing Prospectus or Prospectus necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use therein. The statements set forth in the third, fourteenth, fifteenth, sixteenth, seventeenth, eighteenth and twentieth paragraphs under the caption “Underwriting” in the Preliminary Prospectus, the Disclosure Package and the Prospectus (only in so far as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of this Section 9.

(ii) If any action is brought against the Company, the Operating Partnership or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representatives will not relieve the Underwriters of any obligation hereunder, except to the extent that their ability to defend is actually and materially impaired by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

(c) The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and the Operating Partnership, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action. The provisions set forth in Sections 9(a) and 9(b) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Sections 9(a) and 9(b) for purposes of indemnification.

(e) The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

10. Survival:

The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company and the Operating Partnership contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers, directors, employees or agents in connection with the sale and delivery of the Shares, or in connection with the Registration Statement, Prospectus or the Disclosure Package.

11. Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests. The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

12. Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19 th Street North, Arlington, Virginia 22209, Attention: Syndicate Department, with a copy to Manatt, Phelps & Phillips, LLP, 11355 West Olympic Blvd, Los Angeles, California 90049, Attention: Mark J. Kelson, Esq.; and if to the Company or the Operating Partnership, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 761 Terminal Street, Building 1, Second Floor, Los Angeles, California 90021, Attention: President and Chief Operating Officer, with a copy to DLA Piper USA LLP, 4141 Parklake Avenue, Suite 300, Raleigh, North Carolina 27612, Attention: Brad S. Markoff, Esq. and Jeffrey M. Sullivan, Esq.

13. Governing Law; Headings:

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction:

Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Operating Partnership consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Operating Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any or all of the Underwriters or any indemnified party. Each of the Underwriters, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Operating Partnership waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Operating Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Partnership and may be enforced in any other courts to the jurisdiction of which the Company or the Operating Partnership is or may be subject, by suit upon such judgment.

15. Partial Unenforceability:

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, said Section, paragraph or provision shall survive to the extent it is not declared to be invalid or unenforceable, and all other Sections, paragraphs and provisions of this Agreement shall remain in full force and effect.

16. Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Operating Partnership and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17. Entire Agreement; Amendments, Modifications and Waivers:

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

18. Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

19. Miscellaneous: UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

20. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership and the Underwriters.

Very truly yours,

MERUELO MADDUX PROPERTIES, INC.

By:
Name:
Title:

MERUELO MADDUX PROPERTIES, L.P.

By:

MERUELO MADDUX PROPERTIES, INC. General Partner

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC. UBS SECURITIES LLC

For themselves and as Representatives of the other Underwriters named on Schedule I hereto.

By:	FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Initial Shares to be Purchased
Friedman, Billings, Ramsey & Co., Inc.
UBS Securities LLC
KeyBanc Capital Markets, a division of McDonald Investments Inc.
RBC Capital Markets Corporation
Blaylock & Company, Inc.
Cabrera Capital Markets, Inc.
E.J. De La Rosa & Co, Inc.
Total

1